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                                                                     EXHIBIT 24

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of Baxter International Inc. of our report dated February 10, 1994, which appears on page 48 of the 1993 Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 18 of such Annual Report on Form 10-K.



PRICE WATERHOUSE



Chicago, Illinois
June 8, 1994



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